Exhibit 11(c)


                               CONSENT OF COUNSEL

         We hereby consent to the use of our name under the caption "General Information - Counsel and Independent Public Accountants" in the Prospectus incorporated by reference in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of The PBHG Funds, Inc. under the Securities Act of 1933 (File No. 2-99810) and Amendment No. 30 under the Investment Company Act of 1940 (File No. 811-4391).


                                         /s/ Ballard Spahr Andrews & Ingersoll
                                         ---------------------------------------
                                             Ballard Spahr Andrews & Ingersoll

Philadelphia, PA
November 14, 1997

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